                                                                      EXHIBIT 99

PRESS RELEASE

               AMSURG CORP. TO BROADCAST SECOND QUARTER CONFERENCE
                            CALL LIVE ON THE INTERNET

         NASHVILLE, Tenn. (July 11, 2001) - AmSurg Corp. (Nasdaq/NM: AMSGA&B) today announced it will provide an online Web simulcast and rebroadcast of its 2001 second quarter earnings release conference call.

         The live broadcast of AmSurg Corp.'s quarterly conference call will be available online by going to www.amsurg.com and clicking on the link to Investor Relations and at www.streetevents.com. The call is scheduled to begin at 4:15 p.m. eastern time on July 18, 2001. The online replay will follow shortly after the call and continue through August 18, 2001.

         AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers and specialty physician networks in partnership with surgical and other group practices. At June 30, 2001, AmSurg owned a majority interest in 89 centers and had three centers under development.

Contact:
       Claire M. Gulmi,
       Senior Vice President and
       Chief Financial Officer
       (615) 665-1283